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Exhibit 11(b)

                                December 21, 2005

Liberty Growth and Income Fund, Variable Series
c/o Liberty Variable Investment Trust
One Financial Center
Boston, Massachusetts 02111-2621

Ladies and Gentlemen:

We consent to the filing of form of the legal opinion our firm expects to deliver in connection with the proposed combination of Liberty Growth and Income Fund, Variable Series, a series of Liberty Variable Investment Trust (the "Trust"), with Nations Value Portfolio, a series of Nations Separate Account Trust, with and as part of the Registration Statement of the Trust on Form N-14.

                                              Very truly yours,

                                              /s/ Ropes & Gray LLP

                                              Ropes & Gray LLP